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                                                                    EXHIBIT 99.5



                        CONSENT OF PROSPECTIVE DIRECTOR



     The undersigned consents to being named as a prospective director of Timberland Growth Corporation, a Delaware corporation (the "Company"), in the Registration Statement on Form S-11 to be filed by the Company with the Securities and Exchange Commission, and to the filing of this consent as an exhibit to such Registration Statement.


Dated:  February 27, 1998



                                      /s/ FREDERICK T. WEYERHAEUSER
                                 ---------------------------------------
                                    Frederick T. Weyerhaeuser